UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☒

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Enzo Biochem, Inc.
(Name of Registrant as Specified In Its Charter)
ROUMELL ASSET MANAGEMENT, LLC MATTHEW M. LOAR JAMES C. ROUMELL EDWARD TERINO
(Name Of Person(s) Filing Proxy Statement, If Other Than The Registrant)

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On December 23, 2020, Roumell Asset Management, LLC, together with the other participants named herein (collectively, “RAM”), filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) of Enzo Biochem, Inc., a New York corporation (the “Company”), and for the approval of two business proposals to be presented at the Annual Meeting. RAM believes that the director nominees nominated by RAM will, if elected, utilize their deep industry knowledge and prior experience on public company boards to the benefit of shareholders, and will provide new objective and independent perspectives to the Company’s board of directors.

Although the Company has remained steadfast in its decision to keep the date of the Annual Meeting as January 4, 2020, RAM hopes that the board of directors of the Company realizes that it would be in shareholders’ best interest to postpone the Annual Meeting until a later date that would allow shareholders to form their own opinions about the contested nature of the meeting.

RAM believes that no harm or injury to the Company or shareholders would occur if the Company delayed the date of the Annual Meeting, and the decision to do so would signal the Company’s interest in and support for shareholder democracy. In the alternative, RAM believes that if the Company decides to refuse to delay the Annual Meeting, such a decision would signal an animosity for shareholders’ interest and antipathy for shareholder democracy.

 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

RAM STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO RAM.

The participants in the proxy solicitation are Roumell Asset Management, LLC, Matthew M. Loar, James C. Roumell and Edward Terino (collectively, the “Participants”).

As of the date hereof, Roumell Asset Management, LLC beneficially owns 2,769,479 shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company. Mr. Roumell, as the President of Roumell Asset Management, LLC, may be deemed the beneficial owner of the 2,769,479 shares of Common Stock beneficially owned by Roumell Asset Management, LLC. As of the date hereof, none of Messrs. Loar or Terino own any shares of Common Stock.